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                                                                    EXHIBIT 21.1

                           EXHIBIT 21.1 - SUBSIDIARIES

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
                                                                    JURISDICTION OF    PERCENTAGE
           NAME                                                      ORGANIZATION      OWNERSHIP
           ----                                                     ---------------  ------------
Capital Senior Living, Inc.                                             Texas              100%

Capital Senior Development, Inc.                                        Texas              100%

Capital Senior Management 1, Inc.                                       Texas              100%

Capital Senior Management 2, Inc.                                       Texas              100%

Capital Senior Living Properties, Inc.                                  Texas              100%

Capital Senior Living Properties 2, Inc.                                Texas              100%

Capital  Senior Living  Properties 2, - Atrium of Carmichael, Inc.      Delaware           100%

Capital Senior Living Properties 2, - Crossword Oaks, Inc.              Delaware           100%

Capital Senior Living Properties 2 - Gramercy, Inc.                     Delaware           100%

Capital Senior Living Properties 2, - Heatherwood, Inc.                 Delaware           100%

Capital Senior Living Properties 2 - NHPT, Inc.                         Delaware           100%

Capital Senior Living Properties 2, - Tesson Heights, Inc.              Delaware           100%

Capital Senior Living Properties 2 - Veranda Club, Inc.                 Delaware           100%

Capital Senior Living Properties 3, Inc.                                Delaware           100%

Capital Senior Living A, Inc.                                           Delaware           100%

Capital Senior Living, ILM-A, Inc.                                      Delaware           100%

Capital Senior Living P-B, Inc.                                         Delaware           100%

Capital Senior Living ILM-B, Inc.                                       Delaware           100%

Capital Senior Living P-C, Inc.                                         Delaware           100%

Capital Senior Living ILM-C, Inc.                                       Delaware           100%

Capital Senior Living Acquisition, LLC                                  Delaware           100%

HealthCare Properties, L.P.                                             Delaware            57%

Quality Home Care, Inc.                                                 Indiana            100%
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